Exhibit 10.32

EQUINIX, INC.

SUB-PLAN TO THE

2004 INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN

FOR PARTICIPANTS LOCATED IN THE EUROPEAN ECONOMIC AREA

I.	PURPOSE OF THE SUB-PLAN.

Equinix, Inc. has established the 2004 International Employee Stock Purchase Plan (the “IESPP”) to provide Eligible Employees with an opportunity to increase their proprietary interest in the success of the Company by purchasing Stock from the Company on favorable terms.

Section 2(b) of the IESPP authorizes the Committee to adopt such rules, guidelines and forms as it deems appropriate to implement the IESPP.

The Committee has determined that it is appropriate and advisable to establish a sub-plan to the IESPP with effect from February 14, 2008, for the purpose of complying with applicable local laws implementing the EU Prospectus Directive 2003/71/EC (November 4, 2003). The terms of the IESPP shall, subject to the modifications in the following rules, constitute the sub-plan to the IESPP for Participants located in any EU Member State or European Economic Area (“EEA”) treaty adherent state (the “Sub-Plan”).

Capitalized terms not otherwise defined herein shall have the same meanings as set forth in the IESPP.

II.	TERMS OF THE SUB-PLAN.

Notwithstanding any other provision in the IESPP, in no event shall the total consideration paid through payroll deductions authorized by Participants located in EU Member States and EEA treaty adherent states for the purchase of the Company’s Stock pursuant to an offer under this Sub-Plan, when combined with the total consideration of all other offers to the public by the Company of its Stock within any EU Member State or EEA treaty adherent state, exceed the amount of €2,499,999 in a 12-month period. In order not to exceed this limit, the Company reserves the right to limit the number of shares of Stock that may be purchased by each Participant to ensure that the total consideration of all offers of Stock within any EU Member State or EEA treaty adherent state does not exceed €2,499,999 in a 12-month period. Any such limit imposed under this Sub-Plan will be applied to all Participants on similar terms and on a pro-rata basis.